SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|X|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

                       Cogeneration Corporation of America
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------
|_|   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

--------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
      (3) Filing party:

--------------------------------------------------------------------------------
      (4) Date filed:

--------------------------------------------------------------------------------

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                  CogenAmerica Directors Studying Surprise Move
               By Minority Shareholders To Remove CEO As Director

Minneapolis, MN, September 14, 1998 - The Committee of Independent Directors of Cogeneration Corporation of America (CogenAmerica) (Nasdaq: CGCA) said today it is studying today's filing by NRG Energy, Inc., a minority shareholder, seeking the removal of CogenAmerica CEO Robert T. Sherman, Jr. as a director.

Spyros S. Skouras, Jr., chairman of the independent directors committee of CogenAmerica, said, "The company and the committee received the 13(d) filing by NRG Energy today. We are currently reviewing the filing and will make an appropriate response in due course. In any case it is safe to say we view this issue as a matter of corporate governance, not an issue of management performance." At its most recent board of directors meeting in August, the board of directors, including the NRG Energy representatives, voted unanimously to appoint Sherman to his current position as CEP.

The committee of independent directors is a standing committee of CogenAmerica's Board of Directors that was created under the company's bylaws at the time the company emerged from bankruptcy in April 1996. The committee of Independent Directors oversees certain relationships between the company and NRG Energy. The committee is composed of Spyros S. Skouras, Jr., Lawrence Littman and Charles Thayer. A description of the committee and its members and their relationship to the company is contained in the company's most recent annual proxy statement on file with the SEC.

The company said its management and independent directors had no advance notice of the filing with the Securities and Exchange Commission. The filing requests a special shareholders' meeting to vote on the proposal to remove Sherman as a member of the company's board of directors and as chief executive officer.

CogenAmerica and its subsidiaries develop and own cogeneration projects that produce electricity and thermal energy for sale to industrial and commercial users and public utilities. Approximately 45% of the outstanding common shares of CogenAmerica are owned by NRG Energy, a wholly-owned subsidiary of Northern States Power Company (NYSE: NSP)

For additional information contact Frank N. Hawkins, Jr. or Julie Marshall at Hawk Associates, inc. (305) 852-2383. Copies of CGCA press releases, SEC filings, current price quotes and other valuable information for investors may be found on the website http://www.hawkassociates.com